UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7900 E. Union Ave, Suite 320
Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (303) 320-7708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GORO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

1.01

Item 1.01	Entry into a Material Definitive Agreement

On June 26, 2025, Gold Resource Corporation (the “Company”) and its subsidiary Don David Gold Mexico S.A. de C.V. (“DDGM”) entered into a loan agreement (the “Loan”) with Francisco Javier Reyes de la Campa and Jaluca Limited (collectively, the “Lender”), whereby the Lender provided the Company with a loan in the principal amount of $6.28 million (the “Principal Amount”). The Loan bears an accrued interest at a per annum rate equal to the sum of (i) the Secured Overnight Financing Rate and (ii) 5%. The Loan matures on December 26, 2026 and is secured by a pledge of the Company’s equity interests in DDGM. The Company has the right to prepay the Loan, in whole or in part, at any time without penalty. The Loan contains customary terms, including events of default, which, if uncured, entitle the Lender to accelerate the due date of the unpaid Principal Amount and all accrued interest on the Loan.

In connection with the Loan, the Company issued a common stock purchase warrant (the “Warrant”) to an affiliate of Mr. Reyes de la Campa, for the purchase of up to 1,500,000 shares of the Company’s common stock, par value $0.001 (the “Warrant Shares”), at an exercise price per share of $0.65. The Warrant is exercisable immediately upon issuance and expires on June 26, 2027. The Warrant provides for customary adjustments in the event of stock dividends, splits and the like, and includes terms relating to the occurrence of a fundamental transaction, such as a merger, reorganization or recapitalization.

The foregoing descriptions of the Loan and the Warrant are qualified in its entirety by reference to the full text of the Loan and the Warrant, copies or the forms of which are included as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 above is incorporated herein by reference. The Warrant and Warrant Shares issuable upon exercise of the Warrant are being made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01Regulation FD Disclosure

On June 26, 2025, the Company issued a press release announcing the Loan and the Warrant. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number		Description of Exhibit
10.1	*	Form of Loan Agreement
10.2		Form of Common Stock Purchase Warrant
99.1		News Release dated June 26, 2025
104		Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions are both not material and are the type of information that the registrant treats as private or confidential. The registrant agrees to supplementally furnish an unredacted copy of this exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: June 27, 2025	By:	/s/ Allen Palmiere
	Name:	Allen Palmiere
	Title:	Chief Executive Officer and President

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